UNITED

STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2004

AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-49986	47-0858301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1004 Farnam Street, Suite 400 Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

                    (402) 444-1630

(Registrant’s telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 12, 2004, America First Apartment Investors, Inc. issued a press release announcing America First Apartment Investors, Inc.’s financial results for the third quarter of 2004.  A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

The information referenced in this Current Report on Form 8-K (including Exhibit 99 referenced in Item 9.01 below) is being ‘furnished” under “Item 2.02. Results of Operations and Financial Condition” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information set forth in this Current Report on Form 8-K (including Exhibit 99 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

(99)

Press release dated November 12, 2004, announcing America First Apartment Investors, Inc.’s financial results for the third quarter of 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.

By /s/ John H. Cassidy
John H. Cassidy,
President and Chief Executive Officer

Date:  November 15, 2004

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EXHIBIT 99

America First Apartment Investors, Inc. Announces Third Quarter Dividend Declaration and Earnings

OMAHA, Neb., November 12, 2004 - America First Apartment Investors, Inc. (NASDAQ: APRO) today announced its results for the third quarter and nine months ended September 30, 2004.

Dividend Declaration

On November 3, 2004, the Company’s board of directors declared a regular quarterly dividend in the amount of $0.25 per share to be paid on January 31, 2005, to shareholders of record on December 31, 2004.  While the results for the quarter were below the same period of 2003, the board voted to maintain the dividend because it believes recent activities of the Company will enhance future earnings.  During the year, the Company completed a merger which significantly increased its assets.  In November 2004, the Company announced an asset acquisition that will allow the Company to internalize the management of all Company owned properties.  In the longer term, we expect these two events to have a positive impact on earnings.

Third Quarter 2004 Highlights

·

Net loss of $1,347,912 or $0.13 per share in 2004 compared to net loss of $213,499 or $0.04 per share in the third quarter of 2003.  The increased net loss is primarily attributable to $1.2 million of non-cash amortization expense associated with in-place lease intangibles.  The in-place lease intangibles represent the value assigned to the existing leases of the 14 additional properties acquired by the Company in June 2004 through its acquisition of America First Real Estate Investment Partners, L.P.  Hurricane related expenses incurred by properties located in Florida, which totaled approximately $270,000 for the period, and approximately $100,000 of Sarbanes-Oxley compliance related costs also contributed to the increased net loss for the third quarter.  The Company has seven apartment communities in Florida with five of the properties sustaining some damage from the hurricanes that struck the state in August and September.

·

Funds from Operations (“FFO”; a non-GAAP financial measure defined below) of $2,032,041 or $0.19 per share in 2004 compared to FFO of $1,029,092 or $0.20 per share in the third quarter of 2003.  The FFO per share decrease results largely from the hurricane related expenses, the Sarbanes-Oxley compliance related costs and the decline in net operating income on our same store apartment portfolio.  While the absolute dollar amount of FFO increased primarily as a result of the additional 14 properties acquired by the Company in June 2004, the additional shares issued for the acquisition reduced the per share impact.

·

On September 3, 2004 the Company entered into a purchase agreement to acquire a 548-unit apartment complex in Antioch, Tennessee, known as Gables Hickory Hollow for $29.65 million, of which approximately $3.5 million will be paid in cash and approximately $26.15 million will be paid through the assumption of existing tax-exempt mortgage debt related to the units.  The purchase of the property is expected to close before December 31, 2004.

2004 Year-to-Date Highlights

·

Net loss of $1,530,013 or $0.21 per share in 2004 compared to net income of $4,478,523 or $0.88 per share in 2003.  The 2003 results include a gain of approximately $4.4 million resulting from the repayment of a subordinate note receivable.  Additionally, 2004 results include $1.6 million of amortization expense associated with in-place lease intangibles as compared to no such expense in 2003.

·

FFO of $5,035,833 or $0.68 per share in 2004 compared to FFO of $8,232,219 or $1.62 per share in 2003.  FFO in 2003 includes the $4.4 million gain.  FFO in 2004 was positively impacted by four months of additional contributions made by the 14 properties acquired in June 2004.

·

In November 2004, the Company completed an asset acquisition that will allow the Company to internalize the management of all Company owned properties.  The purchase price is approximately $6.91 million, including $160,000 of estimated transaction related costs.  The transaction is expected to add from $0.07 to $0.09 per share to FFO beginning in 2005.  The increase in FFO is expected to be realized after a one-time charge related to the asset acquisition of approximately $5.9 million which will be expensed in the fourth quarter 2004.

FFO is a non-GAAP measure that refers to Funds from Operations.  FFO is a common measure of operating performance for real estate investment trusts.  A reconciliation and further discussion of FFO can be found later in this release.

Management Comments

“Our current financial results continue to reflect soft market conditions being experienced in many of the markets currently served by the Company”, commented Jack Cassidy, CEO.   He continued, “We are encouraged by recent occupancy trends and a slight improvement in rental revenues as compared to the prior year on our same store portfolio. Unfortunately, property operating expense increases outpaced the revenues, producing a decline in net operating income for the apartment portfolio. In response to these results, we are implementing more effective controls of our property operating costs.  In fact, we just completed the renewal of our property insurance effective as of November 1st which will result in about an 8% reduction in insurance premiums over the next 12 months without sacrificing any coverage. Also, we believe the acquisition of the property management operations will greatly improve our ability to more effectively manage our property operations. With these highly experienced property management personnel now an integral part of the Company, this team provides a critical element to our ability to profitably manage our properties and successfully grow the Company.

Our current business strategy includes the expansion of our property portfolio through acquisitions of multifamily apartment properties.  As part of this strategy, in June 2004, we filed a Form S-3 registration statement for $200 million of capital stock which may be sold from time to time in order to raise additional equity capital in order to support such acquisitions.”

Company financial statements and other required disclosures for the third quarter of 2004 may be found in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2004.

America First Apartment Investors, Inc. is an equity real estate investment trust focused on multifamily apartment properties located throughout the United States.  Its portfolio currently includes 29 multifamily properties and one commercial property.  America First Apartment Investors, Inc. press releases are available on the World Wide Web at www.am1st.com.

Information contained in this Press Release contains “forward-looking statements” relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology.  Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.  Reference is hereby made to the filings of America First Apartment Investors, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual report on Form 10-K.

FFO is calculated in accordance with the definition of FFO that is recommended by the National Association of Real Estate Investment Trusts (“NAREIT”). To calculate FFO under the NAREIT definition, depreciation and amortization expenses related to the Company’s real estate, gains or losses realized from the disposition of depreciable real estate assets, and certain extraordinary items are added back to the Company’s net income (loss). The Company believes that FFO more appropriately reflects the Company’s operating performance because FFO excludes the depreciation expense on real estate assets and real estate generally appreciates over time or maintains residual value to a much greater extent than other depreciable assets such as machinery or equipment. Additionally, other real estate companies, analysts and investors utilize FFO in analyzing the results of real estate companies.

While the Company uses the NAREIT definition of FFO, the Company’s FFO may not be comparable to other REITs or real estate companies with similar assets. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expensed are accounted for as a current period expense. This affects FFO because costs that are accounted for as expenses reduce FFO. Conversely, real estate costs that are capitalized and depreciated are added back to net income (loss) to calculate FFO. The Company’s capitalization policy is to treat most recurring improvements, such as appliances, vinyl flooring and carpet as expenses, and this may cause the Company’s reported FFO to be lower than peer companies that capitalize recurring improvements of these types.

Although the Company considers FFO to be a useful measure of its operating performance, FFO should not be considered as an alternative to net income (loss) or net cash flows from operating activities which are calculated in accordance with GAAP.

The following sets forth a reconciliation of the Company’s net income (loss) as determined in accordance with GAAP and its FFO for the periods set forth.

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003

Net income (loss)	$ (1,347,912)	$ (213,499)	$ (1,530,013)	$ 4,478,523
Depreciation expense	2,170,203	1,242,591	4,952,846	3,753,696
Amortization of in-place lease intangibles	1,209,750	-	1,613,000	-
Funds From Operations	$ 2,032,041	$ 1,029,092	$ 5,035,833	$ 8,232,219

Weighted average number of shares
outstanding – basic and diluted	10,505,558	5,074,897	7,453,289	5,074,346

Net income (loss) per share – basic and diluted	$ (0.13)	$ (0.04)	$ (0.21)	$ 0.88

Funds From Operations per share – basic and diluted	$ 0.19	$ 0.20	$ 0.68	$ 1.62

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